Exhibit 10.3

SERVICES AGREEMENT

Between

DFS Services LLC

And

BancTec, Inc.

Effective Date: September 30, 2008

Services Agreement

Between

DFS Services LLC (“DFS”)

a Delaware corporation with offices at 2500 Lake Cook Road, Riverwoods, IL 60015

And

BancTec, Inc. (“BancTec”)

a Delaware corporation with offices at 2701 E. Grauwyler Road, Irving, TX 75061

Effective Date:	September 30, 2008
Term:	***

This Services Agreement ( “Agreement”) consists of this signature page plus the attached GENERAL TERMS AND CONDITIONS, GLOSSARY, and Schedules A through J.

Intending to be legally bound, each of the undersigned parties has caused its duly authorized representative to execute this Agreement as of the Effective Date.

DFS Services LLC	BancTec Inc.

By: /s/ Roger Hochschild	By: /s/ Michael D. Fallin

Printed: Roger Hochschild	Printed: Michael D. Fallin

Title: President and COO	Title: President, Americas

Date: September 30, 2008	Date: September 30, 2008

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SERVICES AGREEMENT

TABLE OF CONTENTS

1.	PREAMBLE		1
	1.1	BACKGROUND AND PURPOSE	1
	1.2	OBJECTIVES	1
	1.3	DEFINED TERMS	1
2.	THE SERVICES		1
	2.1	OBLIGATION TO PROVIDE THE SERVICES, GENERALLY	1
	2.2	SCOPE OF THE SERVICES	2
	2.3	SERVICE CATEGORIES.	2
	2.4	USERS OF THE SERVICES	2
	2.5	EXCLUSIVITY	3
	2.6	RELATIONSHIP OF THE PARTIES	4
	2.7	COOPERATION AND COORDINATION WITH OTHER PARTIES	4
	2.8	EVOLUTION OF THE SERVICES	4
	2.9	NEW SERVICES	4
3.	PERFORMANCE		5
	3.1	GENERALLY	5
	3.2	PLACE OF PERFORMANCE	5
	3.3	TIME OF PERFORMANCE	6
	3.4	MANNER OF PERFORMANCE	6
	3.5	RESPONSIBILITY FOR FURNISHING RESOURCES	6
	3.6	QUALITY ASSURANCE	6
	3.7	COMPLIANCE WITH LAWS AND DFS POLICIES	7
4.	BANCTEC PERSONNEL AND SUBCONTRACTING		7
	4.1	GENERAL REQUIREMENTS FOR BANCTEC PERSONNEL	7
	4.2	KEY BANCTEC POSITIONS	8
	4.3	APPROVAL AND REMOVAL OF BANCTEC PERSONNEL	8
	4.4	SUBCONTRACTING	8
5.	CHARGES		9
6.	DFS RESPONSIBILITIES		9
	6.1	GENERAL	9
	6.2	DFS RESOURCES	9
	6.3	REQUIRED CONSENTS	11
	6.4	SAVINGS CLAUSE	11
7.	ADDITIONAL RESOURCES SUPPLIED OR ACQUIRED DURING THE TERM		11
	7.1	DFS’ RIGHTS IN ADDITIONAL RESOURCES	11
	7.2	DFS APPROVAL OF THE TERMS OF CERTAIN RESOURCE ACQUISITIONS	12
8.	TRANSITION		12
	8.1	CONDUCT OF THE TRANSITION	12
	8.2	COMPLETION OF TRANSITION PROJECTS	12
9.	DATA SECURITY AND PROTECTION		13
	9.1	DFS DATA, GENERALLY	13
	9.2	DATA SECURITY	13
10.	INTELLECTUAL PROPERTY RIGHTS		13
	10.1	DFS MATERIAL	13
	10.2	DEVELOPED MATERIAL	13
	10.3	BANCTEC MATERIAL	14
	10.4	THIRD PARTY MATERIAL	14
	10.5	INTELLECTUAL PROPERTY RIGHTS AGREEMENTS WITH BANCTEC PERSONNEL	14

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	10.6	OTHER OBLIGATIONS AND RIGHTS REGARDING DEVELOPED MATERIAL	14
11.	TERM AND TERMINATION		14
	11.1	INITIAL TERM AND RENEWAL	14
	11.2	TERMINATION, GENERALLY	15
	11.3	TERMINATION BY DFS	15
	11.4	TERMINATION BY BANCTEC	16
	11.5	DISENGAGEMENT ASSISTANCE	16
12.	GOVERNANCE		16
13.	AUDITS AND RECORDS		16
	13.1	AUDIT RIGHTS	16
	13.2	AUDIT FOLLOW-UP	17
	13.3	RECORDS RETENTION	17
	13.4	BANCTEC AUDITS	18
14.	REPRESENTATIONS, WARRANTIES AND COVENANTS		18
	14.1	WORK STANDARDS	18
	14.2	MAINTENANCE	18
	14.3	EFFICIENCY AND COST EFFECTIVENESS.	19
	14.4	PCI DSS COMPLIANCE	19
	14.5	NONCONTRAVENTION.	19
	14.6	NON-INFRINGEMENT	19
	14.7	VIRUSES & DISABLING CODE	20
	14.8	DISCLAIMER	21
15.	CONFIDENTIALITY		21
	15.1	“CONFIDENTIAL INFORMATION” DEFINED	21
	15.2	OBLIGATIONS OF CONFIDENTIALITY	22
	15.3	NO IMPLIED RIGHTS	23
	15.4	COMPELLED DISCLOSURE	23
	15.5	PUBLIC DISCLOSURES	24
	15.6	RETURN OR DESTRUCTION	24
	15.7	DURATION OF CONFIDENTIALITY OBLIGATIONS	24
16.	INSURANCE		25
17.	INDEMNIFICATION		25
	17.1	INDEMNIFICATION BY BANCTEC	25
	17.2	INDEMNIFICATION BY DFS	26
	17.3	INFRINGEMENT CLAIMS	26
	17.4	INDEMNIFICATION PROCEDURES	27
18.	LIABILITY		27
	18.1	LIMITATION OF LIABILITY AND EXCLUSIONS	27
	18.2	FORCE MAJEURE	28
19.	DISPUTE RESOLUTION		28
	19.1	INFORMAL DISPUTE RESOLUTION	29
	19.2	GOVERNING LAW	30
	19.3	JURISDICTION AND VENUE	30
	19.4	NO JURY TRIAL	30
	19.5	EQUITABLE REMEDIES	30
	19.6	CONTINUED PERFORMANCE	30
20.	MISCELLANEOUS		31
	20.1	WAIVER	31
	20.2	REMEDIES CUMULATIVE	31
	20.3	ASSIGNMENT	31
	20.4	NOTICES	31
	20.5	INTERPRETATION	32
	20.6	ORDER OF PRECEDENCE	32
	20.7	SEVERABILITY	33
	20.8	COUNTERPARTS	33
	20.9	THIRD PARTY BENEFICIARIES	33

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20.10	CONTRACT AMENDMENTS AND MODIFICATIONS	33
20.11	SURVIVAL	33
20.12	ENTIRE AGREEMENT	33

SCHEDULES

Schedule A	Services

Schedule B	Service Levels

Schedule C	Compensation

Schedule D	Governance

Schedule E	DFS Resources

Schedule F	BancTec Insurance

Schedule G	Operations Facility Locations

Schedule H	Approved Subcontractors

Schedule I	Transition

Schedule J	Disengagement Assistance

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GENERAL TERMS AND CONDITIONS

1.	PREAMBLE

1.1	Background and Purpose

This Agreement is made and entered into with reference to the following:

(a)	Discover Financial Services, the parent company of DFS, is a leading credit card issuer and electronic payment services company. The company operates the Discover Card. Since its inception in 1986, the company has become one of the largest card issuers in the United States.

(b)	DFS has been performing internally certain Functions that DFS has determined could be performed better or more cost effectively externally by an entity that specializes in the performance of such Functions for others.

(c)	BancTec specializes, among other things, in performing for others the types of services encompassed by this Agreement.

(d)	This Agreement documents the terms and conditions on which DFS will obtain outsourced services from BancTec.

1.2	Objectives

The following are DFS’ goals and objectives under this Agreement:

(a)	Lower operating costs to DFS of payment processing;

(b)	Reduction or elimination of DFS capital expenses associated with payment processing; and

(c)	Increasing DFS’ ability to adjust resources to reflect decreasing demand for payment processing.

1.3	Defined Terms

The GLOSSARY that follows these GENERAL TERMS AND CONDITIONS contains definitions of certain capitalized terms used in this Agreement. Other capitalized terms used in this Agreement are defined in place.

2.	THE SERVICES

2.1	Obligation to Provide the Services, Generally

(a)	Starting on the Effective Date, or any later date that may be specified in this Agreement for any specific Services or location(s) (a “Service Commencement Date”), and continuing during the Term, BancTec will perform and deliver the Services to DFS and Service Recipients designated by DFS, for use by DFS and other Service Recipients.

(b)	The Service Commencement Date for the Remittance Processing Services shall be earlier of (i) the go-live date for such Services that is mutually agreed by the Parties during Transition, and (ii) November 30, 2008. The Service Commencement Date for the Inclearing Services shall be earlier of (A) the go-live date for such Services that is mutually agreed by the Parties during Transition, and (B) November 10, 2008.

(c)	DFS may in its discretion delay the *** for any Services if DFS has not accepted completion of the corresponding *** relating to such Services in accordance with the Agreement.

2.2	Scope of the Services

The “Services” consist of and include the following, as they may evolve and be supplemented, modified or replaced during the Term:

(a)	the responsibilities, activities and tasks (collectively, “Functions”) described in this Agreement as Functions for which BancTec is responsible;

(b)	any Functions reasonably related to the Functions described in Section 2.2(a) performed by (i) personnel of DFS (and its Affiliates) who were displaced, or whose functions are being displaced, as a result of this Agreement; or (ii) the non-personnel resources made available to BancTec or displaced, or the functions of which are displaced, as a result of this Agreement.

(c)	any New Services DFS contracts with BancTec to perform pursuant to a Change Order or amendment to this Agreement; and

(d)	any related Functions that are not specifically described in this Agreement but are nevertheless reasonably required for the proper performance and provision of the Services in compliance with the requirements of this Agreement.

2.3	Service Categories.

As of the Effective Date, the Service Categories are:

(a)	the Services described in Sections 2 and 4 of Schedule A (Services), as well as those Services described in Sections 2.2(b) and 2.2(d) to the extent related to such Services (collectively the “Remittance Processing Services”); and

(b)	the Services described in Sections 3 and 4 of Schedule A (Services), as well as those Services described in Sections 2.2(b) and 2.2(d) to the extent related to such Services (collectively the “Inclearing Services”).

2.4	Users of the Services

The Services may be received and used by DFS, any of its Affiliates, and former Affiliates as further provided in this Section (each, a “Service Recipient”). If any entity that

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was a DFS Affiliate at any time during the Term ceases to be a DFS Affiliate, at DFS’ election, such entity may continue to be a Service Recipient for up to *** after the date it ceased to be a DFS Affiliate; provided, however, that DFS shall remain responsible for performance of its obligations under this Agreement with respect to any Services provided to any such entity (including responsibility to pay the applicable charges due for such Services). For purposes of this Agreement, Services provided to Services Recipients other than DFS will be deemed to be Services provided to DFS.

2.5	Exclusivity

(a)	Upon the Service Commencement Date for the Remittance Processing Services, and continuing until the date that is *** after such date, BancTec shall be the exclusive provider to DFS and its Affiliates of the Remittance Processing Services to be provided by BancTec as of the Effective Date; provided, however, that:

(i)	such exclusivity shall not apply to any Affiliate that acquires (or is acquired by) DFS or any of its Affiliates, or with whom DFS or any of its Affiliates is merged or otherwise consolidated, after the Effective Date; and

(ii)	to the extent such Remittance Processing Services are terminated for any reason, such exclusivity shall no longer apply.

(b)	Except as provided in Section 2.5(a), at DFS’ option, substitutes for the Services may be performed by DFS and other service providers selected by DFS.

(c)	Subject to Section 2.5(a), DFS makes *** of Services to be purchased under this Agreement.

(d)	As of the Effective Date, and continuing through the date that is *** after the date that the Transition is completed and accepted by DFS pursuant to Schedule I (Transition), BancTec shall not *** from any facility that is used to provide Remittance Processing Services to DFS. For any breach of this Section 2.5(d), and without limiting any of DFS’ other rights or remedies for such breach:

(i)	***;

(ii)	An executive vice president or a more senior officer of BancTec shall certify in writing upon DFS’ request that it is in compliance with Section 2.5(d)(i), and within ***, *** to DFS any amounts due to DFS as a result of the *** required pursuant to Section 2.5(d)(i); and

(iii)	Upon DFS’ request, the basis for BancTec’s certification under Section 2.5(d)(ii) shall be subject to audit at DFS’ expense by a *** auditor selected by DFS; provided, however, that such auditor shall execute a nondisclosure agreement with both Parties containing confidentiality and nondisclosure terms substantially similar to those set forth in the Agreement, and such auditor may not disclose the terms of any agreements between BancTec and other customers to DFS, but may provide sufficient information to DFS to enable DFS to assess the accuracy of such certification.

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2.6	Relationship of the Parties

BancTec, in furnishing the Services, is acting as an independent contractor. BancTec has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by BancTec Personnel under this Agreement. BancTec is not an agent or partner of DFS and has no authority to represent or bind DFS as to any matters except as expressly authorized in this Agreement.

2.7	Cooperation and Coordination with Other Parties

BancTec will cooperate and coordinate with DFS or any other service providers selected by DFS as reasonably required for DFS or the service provider to perform services for which it is responsible; provided, however, that such service providers may be required to comply with BancTec’s reasonable security and confidentiality requirements.

2.8	Evolution of the Services

Throughout the Term, BancTec will use Commercially Reasonable Efforts to improve the quality, efficiency and effectiveness of the Services to keep pace with relevant technological advances and support DFS’ and its Affiliates’ evolving business needs and efforts to maintain competitiveness in the markets in which they compete. Changes in the Services pursuant to this Section will not be considered New Services, but will be subject to the Change Control Process.

2.9	New Services

(a)	“New Services” means Functions DFS requests BancTec to perform under this Agreement that are materially different from, and in addition to, the Services and for which the net change in BancTec’s charges, if calculated according to this Agreement, would be materially disproportionate to the corresponding net change in expenses actually used or incurred by BancTec in performing the additional Functions. Evolution, supplements, modifications, enhancements and replacements of the Services over time to keep pace with technological advancements and improvements in the methods of delivering existing Services (including any BancTec platform upgrades) shall not be deemed to be functions materially different from and in addition to the Services. New Services may include either Project Services or (b) Recurring Services.

(b)	BancTec will not perform any additional Functions that would constitute New Services prior to so informing DFS and receiving DFS’ written authorization to proceed. If BancTec performs the additional Functions without DFS’ prior written authorization, they will be deemed to have been performed as part of the Services at no additional charge.

(c)	New Services will be subject to the Change Control Process and will be documented in a Change Order or amendment to the Agreement (in the case of Recurring Services) and in a Project Order (in the case of Project Services). Upon DFS’ request for New Services, the following shall apply:

(i)	Without limiting Section 5 of Schedule C (Compensation), BancTec shall quote to DFS a charge for such New Services ***.

(ii)	Upon receipt of such quote, DFS may then elect to have BancTec perform the New Services, in which case BancTec shall prepare the corresponding Change Order, amendment or Project Order (in the form prescribed in Schedule C (Compensation)) for DFS’ review and approval.

(iii)	Upon execution of the corresponding Change Order, amendment or Project Order, such services shall then be deemed “Services” and shall be subject to the provisions of the Agreement. If, although the parties cannot agree upon the terms of a Change Order, amendment or Project Order applicable to any New Services arising out of changes in applicable laws, and DFS nonetheless desires BancTec to perform them, then upon DFS’ instruction to proceed, BancTec shall begin performance of the New Services pending resolution of any disputes relating to such New Services.

(d)	DFS may elect to perform New Services itself or solicit and receive bids from, or otherwise enter into agreements with, third parties to perform New Services. If DFS so elects, BancTec shall cooperate with DFS and the third parties with respect to the provision of such services.

3.	PERFORMANCE

3.1	Generally

BancTec is responsible for managing and successfully performing, completing, and delivering the Services, subject to the overall direction of DFS and with the cooperation and support of DFS as specified in this Agreement.

3.2	Place of Performance

BancTec will perform the Services primarily at the BancTec facilities listed or described in Schedule G (Operations Facility Locations). Prior to any BancTec-initiated relocation of an operations facility from which the Services are provided, BancTec will seek DFS’ prior approval, which shall not be unreasonably withheld. BancTec will manage any approved relocations in accordance with this Agreement and a migration plan to be prepared by BancTec and approved by DFS. Prior to seeking DFS’ approval of any proposed relocation, BancTec will prepare and submit to DFS a written evaluation of the effects of the contemplated relocation on the Services and on DFS (and its Affiliates and Service Recipients). BancTec will have Financial Responsibility for any additional costs, taxes and other expenses (including those incurred by DFS or BancTec) related to any BancTec-initiated relocation of an operations facility from which the Services are provided.

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3.3	Time of Performance

(a)	BancTec will perform and complete the Services diligently, in a timely manner, and in accordance with any applicable time schedules set forth in this Agreement (including in any Change Orders or Project plans).

(b)	BancTec will promptly notify DFS upon becoming aware of any circumstances that may reasonably be expected to jeopardize the timely and successful completion (or delivery) of any Service, Deliverable, or Project. BancTec will use *** to avoid or minimize any delays in performance and will inform DFS of the steps BancTec is taking or will take to do so, and the projected actual completion (or delivery) time.

(c)	If BancTec believes a delay in performance by DFS has caused or will cause BancTec to be unable to perform its obligations on time, BancTec will timely so notify DFS and use *** to perform its obligations *** DFS’ delay.

3.4	Manner of Performance

Except as this Agreement expressly provides otherwise, BancTec will perform the Services at least at the same level and with at least the same degree of accuracy, quality and timeliness as was provided prior to the Effective Date by (or for) DFS (and its Affiliates). BancTec will also render the Services in a manner that meets or exceeds all applicable Performance Standards, including the Service Levels set forth in Schedule B (Service Levels). In cases where this Agreement does not prescribe or otherwise regulate the manner of BancTec’s performance of the Services, BancTec will render the Services in accordance with industry standard practices or, if better from the perspective of DFS, BancTec’s prevailing practices.

3.5	Responsibility for Furnishing Resources

(a)	Except for the resources made available by DFS to BancTec pursuant to Section 6.2, BancTec is solely responsible (and has Financial Responsibility) for providing ***.

(b)	BancTec has Financial Responsibility for ***.

3.6	Quality Assurance

BancTec will regularly conduct quality assurance activities to help ensure that the Services are performed with a high degree of professional quality and reliability. BancTec will utilize project management tools, including productivity aids and project management systems, as appropriate in performing the Services and carrying out BancTec’s quality assurance activities.

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3.7	Compliance with Laws and DFS Policies

(a)	Each party will, at its cost and expense, obtain all necessary regulatory approvals, licenses, and permits applicable to its business and comply with all Laws applicable to its business or the performance of its obligations under this Agreement.

(b)	Each party will promptly notify the other in writing of any investigation or inquiry into whether it (or any of its Subcontractors) is charged with failing to comply with any Laws in relation to performance under this Agreement.

(c)	BancTec will also comply with any DFS policies and procedures applicable to performance of the Services that have been disclosed to BancTec in writing, including DFS’ physical and information security policies (including the Security Standard for Vendors and the Information Security Third Party Standards, each of which BancTec acknowledges were provided to BancTec before the Effective Date); provided, however, that if any such policies and procedures are first disclosed to BancTec, or revised, after the execution of this Agreement, either Party may request a Change Order if BancTec’s compliance with the newly disclosed or revised policies and procedures would materially increase or decrease, on a net basis, BancTec’s resources or level of effort to perform the affected Services.

4.	BANCTEC PERSONNEL AND SUBCONTRACTING

4.1	General Requirements for BancTec Personnel

(a)	“BancTec Personnel” means any and all personnel furnished or engaged by BancTec to perform any part of BancTec’s obligations under the Agreement, including employees and independent contractors of (i) BancTec, (ii) its Affiliates and (iii) Subcontractors.

(b)	BancTec will assign an adequate number of BancTec Personnel to perform the Services who are properly educated, trained, familiar with and fully qualified for the Services they are assigned to perform. BancTec is responsible for ensuring that BancTec Personnel assigned to perform Services have the legal right to work in the country(ies) in which they are assigned to work.

(c)	Prior to assigning any Suppler Personnel to perform any Services, BancTec will screen and perform background checks of the personnel. Such background checks may have been performed as part of BancTec’s standard pre-employment screening process and will include the following, at a minimum: (i) ***; (ii) *** for all employees above entry level; (iii) social security verification; (iv) *** and felony and misdemeanor criminal checks; and (v) review of credit report.

(d)	BancTec will manage, supervise and provide direction to BancTec Personnel and cause them to comply with the obligations and restrictions applicable to BancTec under this Agreement. BancTec is responsible for the acts and omissions of BancTec Personnel under or relating to this Agreement.

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(e)	As between BancTec and DFS, BancTec is responsible for all wages, salaries and other amounts due BancTec Personnel, and for all tax withholdings, unemployment insurance premiums, pension and social welfare plan contributions, and other employer obligations with respect to BancTec Personnel.

4.2	Key BancTec Positions

(a)	“Key BancTec Positions” means those positions designated as Key BancTec Positions in ***. Unless otherwise specified in ***, BancTec will cause each of the BancTec Personnel filling the Key BancTec Positions to devote sufficient time and effort to the provision of the Services during the period of assignment specified in ***. BancTec ***.

(b)	***.

(c)	***.

4.3	Approval and Removal of BancTec Personnel

***

4.4	Subcontracting

“Subcontracting” means the delegation by BancTec of any Function(s) constituting a part of the Services, and “Subcontractor” means any third party to whom BancTec has Subcontracted any Function(s) constituting a part of the Services (including any affiliate of BancTec or of a Subcontractor, or other entity to whom an affiliate or Subcontractor further Subcontracts or otherwise sub-delegates any of its Subcontracted duties or obligations). BancTec may Subcontract the performance of Services only in accordance with the following:

(a)	BancTec may, in the ordinary course of business, utilize third party services or products that are not dedicated to performance of Services for DFS and that are not material to any particular Function constituting a part of the Services. Such arrangements do not constitute Subcontracting for the purposes of this Section. BancTec shall nevertheless be responsible for such parties.

(b)	Any other delegation by BancTec of Functions constituting a part of the Services requires DFS’ approval (such approval not to be unreasonably withheld). If DFS approves a Subcontractor that is an Affiliate of BancTec, such approval is subject to the approved entity remaining an Affiliate of BancTec. DFS may require BancTec to replace any previously approved Subcontractor whose performance, in the reasonable judgment of DFS, has been unacceptable.

(c)	BancTec will require each Subcontractor to be bound to BancTec by applicable terms of the Agreement (including the terms of Sections 9, 10, 13 and 15 of this Agreement) and to assume toward BancTec all of the applicable obligations and responsibilities that BancTec, by the Agreement, has assumed toward DFS. Prior

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to entering into any subcontract with a Subcontractor, BancTec shall give DFS at *** days’ prior written notice specifying (i) the components of the Services affected, (ii) the scope of the proposed subcontract, (iii) the identity and qualifications of the proposed Subcontractor and the results of any due diligence carried out with regard to the proposed Subcontractor, ***.

(d)	BancTec may disclose DFS Confidential Information only to Approved Subcontractors who have agreed in writing to protect the confidentiality of such Confidential Information in a manner substantially equivalent to that required of BancTec under this Agreement.

(e)	BancTec is responsible for managing all Subcontractors and remains responsible for all Functions delegated to Subcontractors to the same extent as if such Functions were retained by BancTec. For purposes of this Agreement, such Functions will be deemed Functions performed by BancTec. BancTec will be DFS’ sole point of contact regarding the Services and all Subcontracted Functions, including with respect to payment.

(f)	BancTec’s Subcontractors that have been approved by DFS (“Approved Subcontractors”) as of the Effective Date are listed in Schedule H (Approved Subcontractors).

5.	CHARGES

Schedule C (Compensation) sets forth all the charges payable to BancTec for performing the Services and the associated invoicing and payment procedures and terms. DFS will not be required to pay BancTec any amounts for or in connection with performing the Services and fulfilling BancTec’s obligations under this Agreement other than those amounts payable to BancTec under Schedule C (Compensation) and Sections 3.3(c), 6.4, and 11.3.

6.	DFS RESPONSIBILITIES

6.1	General

In connection with BancTec’s performance of the Services, DFS will, at its own cost and expense, perform those tasks and fulfill those responsibilities of DFS as set forth in this Agreement (“DFS Responsibilities”).

6.2	DFS Resources

(a)	“DFS Resources” means (i) DFS-owned Equipment conveyed to BancTec under this Agreement, and (ii) DFS owned or licensed Software, DFS owned or leased Equipment, DFS Facilities or other DFS-owned or provided resources to be made available to BancTec pursuant to this Agreement for use in providing the Services. The DFS Resources, and the terms on which they are being conveyed, assigned or made available to BancTec, are set forth in Schedule E (DFS Resources).

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(b)	DFS Resources not being conveyed to BancTec that are to be made available to BancTec during the Term for use in providing the Services are designated (by category of resource) in Schedule E (DFS Resources). Subject to any Required Consents of third-party owners of such DFS Resources being obtained, DFS hereby grants to BancTec, solely to perform and provide the Services, the same rights during the Term (or the term of any governing DFS lease or license, if shorter) as DFS has (or later obtains) to use the listed DFS Resources. BancTec will comply with the duties and restrictions imposed on DFS (or its applicable Affiliate) by any third-party leases or licenses governing such DFS Resources that have been disclosed to BancTec. RIGHTS OF USE GRANTED BY CUSTOMER TO SUPPLIER UNDER THIS PARAGRAPH ARE GRANTED ON AN ‘AS-IS, WHERE-IS’ BASIS, WITHOUT WARRANTIES OF ANY KIND.

(c)	When DFS Resources made available to BancTec under Section 6.2(b) are no longer required for performance of the Services, and in any event at the end of the specified period during which DFS has agreed to make them available for use by BancTec:

(i)	In the case of Software, BancTec will destroy it (or return it if DFS so elects) and certify the destruction (or return) of all copies in BancTec’s (or any of its Affiliate’s and/or Subcontractor’s) possession or control; and

(ii)	In the case of DFS Equipment or other resources, BancTec will return them to DFS (or its applicable Affiliate) in substantially the same condition they were in when BancTec began use of them, subject to reasonable wear and tear.

(d)	To the extent that DFS Resources include the right to use or access any DFS Facility:

(i)	BancTec’s right to use DFS Facilities does not constitute a leasehold or other property interest in favor of BancTec. BancTec will keep DFS Facilities in good order, not commit or permit waste or damage to them or use them for any unlawful purpose or act. BancTec will comply with applicable leases and other requirements regarding access to and use of DFS Facilities. BancTec will not take any acts that cause or allow any liens to attach to DFS Facilities.

(ii)	BancTec will permit DFS and its agents and representatives to enter into those portions of the DFS Facilities occupied by BancTec Personnel at any time to perform inspections, audits or facilities-related services.

(iii)	BancTec may not make improvements or changes involving structural, mechanical or electrical alterations to any DFS Facilities without DFS’ approval. Any improvements to DFS Facilities made by or on behalf of BancTec will become the property of DFS.

6.3	Required Consents

DFS, with the cooperation of BancTec, is responsible for obtaining Required Consents under any leases, licenses or contracts relating to the DFS Resources to be made available to BancTec pursuant to Section 6.2. DFS will pay any costs and fees needed to obtain any such Required Consents. Unless and until any such Required Consent has been obtained, BancTec will determine and adopt, subject to DFS’ prior approval, such alternative approaches as are necessary and sufficient for BancTec to provide the Services without such Required Consent.

6.4	Savings Clause

***

7.	ADDITIONAL RESOURCES SUPPLIED OR ACQUIRED DURING THE TERM

Except for the DFS Resources, BancTec is solely responsible (and has Financial Responsibility) for providing all Equipment, Software, facilities, personnel, third party services and other resources required to perform and render the Services in accordance with the Agreement.

7.1	DFS’ Rights in Additional Resources

(a)	Equipment and Third Party Services. Unless approved otherwise by DFS, the agreement under which any Equipment or third party services that are not DFS Resources and that are dedicated to providing the Services are acquired by BancTec (or its Affiliate) for use in rendering the Services will permit BancTec to assign the agreement to DFS at *** to DFS if BancTec ceases to provide to DFS the Services in respect of which BancTec (or its Affiliate) acquires the Equipment or third party services.

(b)	Software. BancTec will satisfy the following conditions prior to using (or permitting to be used) any Software that is not a DFS Resource and that will be dedicated to providing the Services:

(i)	BancTec will comply with the Change Control Process and obtain DFS’ approval;

(ii)	BancTec will grant to or obtain for DFS (and its Affiliates), at ***, the right to Use the Software during the Term to the extent necessary for them to receive, use, and fully enjoy the benefits of the Services;

(iii)	BancTec will grant to or obtain for DFS (and its Affiliates and its designees), at ***, a perpetual, irrevocable, non-exclusive, worldwide, paid-up, royalty-free right and license for them or their service providers to Use third-party Software that is not commercially available, and BancTec Software, after the Term solely to provide services similar to the Services to DFS and Service Recipients (the “Required Rights”). If the Software is not generally available commercial-off-the-shelf Software, BancTec will also inform DFS of the terms on which DFS would be able to obtain maintenance and support for it after the Term. If the Software

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is BancTec-owned Software, the terms on which BancTec offers maintenance and support for it after the Term will not be any less favorable to DFS than the terms on which BancTec offers maintenance and support of such Software to others.

(c)	***.

7.2	DFS Approval of the Terms of Certain Resource Acquisitions

If DFS has Financial Responsibility for any resource acquired by BancTec under this Agreement on DFS’ behalf, or if any resource is to be acquired by BancTec pursuant to a written contract (e.g., an equipment lease, a services agreement or a software license) in the name of DFS (or its Affiliate), BancTec will obtain DFS’ written approval of such contract prior to signing it, amending it or extending its term.

8.	TRANSITION

8.1	Conduct of the Transition

Beginning on the Effective Date (or other mutually agreed date), BancTec will carry out and complete the activities necessary to accomplish the Transition in accordance with the terms of Schedule I (Transition). DFS will cooperate with BancTec in the conduct of the Transition and provide support as described in Schedule I (Transition). Except as otherwise expressly provided in the Transition Plan, BancTec’s responsibilities with respect to the Transition include the following: (a) performing and managing the Transition and Transition activities; (b) to the extent possible, performing the Services without interruption, and without disrupting DFS’ business operations; and (c) otherwise performing such migration tasks as are necessary to enable BancTec to complete the Transition and provide the Services.

8.2	Completion of Transition Projects

(a)	DFS reserves the right to monitor, test and otherwise observe and participate in the Transition.

(b)	DFS may elect at its discretion to suspend the Transition at any time if the Transition is causing unplanned disruptions or other material adverse effects to DFS’ (or its Affiliate’s) infrastructure or businesses operations.

(c)	No functionality of DFS’ as-is environment will be disabled until BancTec demonstrates to DFS’ reasonable satisfaction that the affected processes and operations have been successfully migrated to BancTec’s Service Delivery Environment and are functioning properly in that environment.

(d)	If any of the Transition is not completed on schedule and the delay is not due to the fault of DFS (or its Affiliates, customers or other suppliers), then for the period of delay:

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(i)	***; and

(ii)	***.

(e)	If the Transition Milestone #2 (as identified in Schedule I (Transition) is not completed as of the scheduled completion date for such Transition Milestone as required under this Agreement and the delay is not due to the fault of DFS (or its Affiliates, customers or other suppliers), or is completed as of the scheduled completion date but does not achieve acceptance by DFS following the first Submission Notice with respect to such Transition Milestone (as further described in Section 4 of Schedule I (Transition)), then ***.

9.	DATA SECURITY AND PROTECTION

9.1	DFS Data, Generally

As between the Parties, DFS Data will be and remain the property of DFS. BancTec may not use DFS Data for any purpose other than to render the Services. No DFS Data may be sold, assigned, leased or otherwise disposed of to third parties or commercially exploited by or on behalf of BancTec (or its Subcontractors). Neither BancTec nor any of its Subcontractors may possess or assert any lien or other right against or to DFS Data.

9.2	Data Security

Without limiting BancTec’s obligations pursuant to Section 3.7, BancTec will establish and maintain safeguards against the destruction, loss or alteration of DFS Data in the possession or control of BancTec (or its Subcontractors) ***. DFS may keep backup DFS Data in its possession if it chooses and establish backup security for DFS Data.

10.	INTELLECTUAL PROPERTY RIGHTS

10.1	DFS Material

“DFS Material” means all information systems and technology, software, tools, methods, forms, processes, procedures, workflows, data, data formats, data compilations, program names, designs, manuals and other material owned, licensed to, or developed by DFS (or its Affiliate) that is made available to BancTec or BancTec Personnel for use in rendering the Services. Subject to any limitations or restrictions set forth in agreements between DFS (or its Affiliate) and third party licensors of DFS Material, DFS grants BancTec a limited, nonexclusive, non-transferable, no-charge license during the Term to Use the DFS Material in accordance with this Agreement for the sole purpose of providing the Services.

10.2	Developed Material

Unless otherwise agreed by the parties in writing, DFS will *** all Intellectual Property Rights in and have the *** right to use all Deliverables and other work product (including

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all inventions, reports, recommendations, analyses, computer programs, documentation, and data) created by BancTec Personnel for DFS under this Agreement either (a) at DFS’ request, or (b) in connection with Services other than Remittance Processing Services (collectively, “Developed Material”). Developed Material will be deemed to be ***. To the extent that any such Developed Material is not deemed to be a *** and the property of DFS by operation of Law, BancTec hereby ***, without further consideration, all of its *** (including all ***) in and to such Developed Material. BancTec agrees to *** such other *** or take such other *** as DFS may reasonably request to *** of any Developed Material.

10.3	BancTec Material

***.

10.4	Third Party Material

Subject to Section 7.1, in performing the Services, BancTec shall not use or disclose, in any manner, any proprietary materials or trade secrets of any third party (“Third Party Material”) unless it has a license to do so. ***

10.5	Intellectual Property Rights Agreements with BancTec Personnel

BancTec is responsible for having in place with all BancTec Personnel (either directly or indirectly through their respective employers) such agreements respecting Intellectual Property Rights as are necessary to comply with this Section 10.

10.6	Other Obligations and Rights Regarding Developed Material

(a)	Following the creation of any Developed Material with respect to which any *** will be *** by DFS, BancTec will promptly disclose the Developed Material and relevant details in writing to DFS.

(b)	All licenses and rights of Use granted under or pursuant to this Agreement shall be deemed to be, for the purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses to rights in “intellectual property” as defined under the Bankruptcy Code.

11.	TERM AND TERMINATION

11.1	Initial Term and Renewal

The initial Term of this Agreement is as stated on the signature page. By giving written notice to BancTec at least *** months prior to the then-scheduled expiration date of the Term, DFS may extend the Term for up to *** months on the terms and conditions then in effect. DFS will have one such extension option of up to *** months.

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11.2	Termination, Generally

Prior to its scheduled expiration, this Agreement may only be terminated as provided in this Section 11. Except as this Agreement expressly provides otherwise, termination by a Party will be without prejudice to and with full reservation of any other rights and remedies available to the Party. DFS will not be obliged to pay any termination charges or demobilization fees in connection with the termination of this Agreement except as expressly provided in this Section 11.

11.3	Termination By DFS

DFS may terminate this Agreement, in whole or in part, as of a date specified in a written notice of termination given to BancTec in any of the following circumstances:

(a)	For Default. DFS may terminate for default if:

(i)	BancTec commits a material breach of this Agreement that cannot reasonably be cured within *** days;

(ii)	BancTec commits a material breach of this Agreement that can reasonably be cured within *** days but fails to use diligent efforts to cure such material breach without delay or does not cure such material breach within *** days after the date BancTec receives written notice of the breach from DFS;

(iii)	DFS has suffered damages for which BancTec is responsible in an amount exceeding ***; or

(iv)	***.

(b)	For Convenience.

(i)	DFS may terminate for convenience (i.e., without cause), in whole or in part (subject to Section 11.3(b)(ii)), at any time by giving BancTec at least *** months’ prior written notice specifying the terminated Services and designating the termination date. In such event, DFS will be charged the applicable termination for convenience fees set forth in Exhibit C6 (Termination for Convenience Fees) of Schedule C (Compensation). If a termination under this paragraph is a termination in part, the early termination fees payable by DFS in respect of the termination will be equitably prorated. ***

(ii)	DFS may not terminate the Remittance Processing Services for convenience under Section 11.3(b)(i) without also terminating for convenience under such Section the Inclearing Services.

(c)	In Certain Circumstances. ***.

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(d)	***

(e)	***

(f)	***

(g)	***

11.4	Termination By BancTec

*** if, DFS fails to pay BancTec when due undisputed charges totaling at least *** billing months’ charges under this Agreement and fails to make such payment within *** days after the date DFS receives notice of non-payment from BancTec, BancTec may terminate this Agreement as of a date specified in a written notice of termination referencing this Section and expressly stating BancTec’s intent to terminate this Agreement if the past due amount is not paid within such *** day time period.

11.5	Disengagement Assistance

Upon DFS’ request prior to expiration of the Agreement, or any cessation or termination of Services under the Agreement (regardless of the basis), and as requested by DFS continuing for a period of time not to exceed *** months after such expiration, cessation or termination, BancTec will provide Disengagement Assistance as specified in Schedule J (Disengagement Assistance), subject to Section 10.3 of Schedule C (Compensation).

12.	GOVERNANCE

Schedule D (Governance) sets forth the mechanisms and processes the Parties will use to govern and manage their relationship and activities under this Agreement.

13. AUDITS AND RECORDS

13.1	Audit Rights

(a)	“Auditors” means DFS and its agents, auditors (internal and external), regulators and other representatives as DFS may designate; provided, however, that “Auditors” shall exclude BancTec competitors (i.e., persons or entities that primarily perform services similar to the Services), except that notwithstanding the foregoing, DFS may designate any *** auditor to be an Auditor, regardless of whether such auditor constitutes a BancTec competitor under this Section. Auditors will have the right to inspect, examine and audit the systems, records, data, practices and procedures of BancTec (and its Subcontractors) that are used in rendering the Services or pertain to the Services (collectively, “Audits”) for any of the following purposes:

(i)	to verify the accuracy of BancTec’s invoices;

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(ii)	to verify the integrity of DFS Data and compliance with the data privacy, data protection, confidentiality and security requirements of this Agreement (including audits as described in Section 15.2(f));

(iii)	as part of any DFS audit necessary to establish compliance with the Payment Card Industry Data Security Standards (or other similar security standards);

(iv)	to verify the audited party’s compliance with any other provisions of this Agreement; and

(v)	to review and verify compliance with DFS’ control objectives or controls.

(b)	Audits will be conducted during business hours and upon reasonable advance notice, except in the case of Audits by regulators, emergency or security Audits, and Audits investigating claims of illegal behavior. DFS and its Auditors will comply with reasonable security and confidentiality requirements when accessing facilities or other resources owned or controlled by the audited party. BancTec (and its Subcontractors) will cooperate fully with DFS and its Auditors in conducting Audits and provide such assistance as they reasonably require to carry out the Audits. DFS will use Commercially Reasonable Efforts to have its regulators comply with the foregoing, but their failure to do so will not constitute a breach of this Agreement.

(c)	If any Audit of BancTec’s charges determines that BancTec has incorrectly invoiced DFS, BancTec will issue, on the next invoice submitted to DFS, a credit or debit, as appropriate, to correct the inaccuracy. Audits will be conducted at DFS’ expense; provided, however, that if any Audit of BancTec’s charges determines that BancTec has over-charged DFS by an amount equal to or greater than the amount that is the lesser of (i) *** percent of BancTec’s total invoiced charges for the period being audited, or (ii) $***, then BancTec will reimburse DFS upon request for the reasonable cost of the Audit.

13.2	Audit Follow-up

Following an Audit, DFS may provide BancTec a written report summarizing the Audit’s findings as to any actual or potential errors or problems affecting the Services or DFS Data, violations of this Agreement or other issues pertaining to BancTec (or its Subcontractors) (each, an “Audit Finding”). Within *** days after receiving a report from DFS containing Audit Findings, BancTec will meet with DFS to jointly develop and agree upon an action plan to promptly address and resolve any deficiencies, concerns, and/or recommendations in such Audit report.

13.3	Records Retention

In support of DFS’ Audit rights, BancTec will keep and maintain (i) financial records relating to this Agreement in accordance with generally accepted accounting principles applied on a basis consistent with applicable legal requirements, (ii) records substantiating

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BancTec’s invoices, (iii) records pertaining to BancTec’s compliance with the Service Levels, including root cause analyses, and (iv) such other operational records pertaining to performance of the Services as BancTec keeps in the ordinary course of its business. BancTec will provide access to such records upon request for Audits. BancTec will retain financial records relating to this Agreement for at least *** years.

13.4	BancTec Audits

(a)	BancTec will conduct its own Audits pertaining to the Services consistent with the audit practices of well managed companies that perform services similar to the Services. BancTec will perform a security Audit at least annually and will cause a Type II Statement of Auditing Standards (SAS) 70 Audit (or equivalent audit) to be conducted annually for each shared services facility at or from which Services are provided. The SAS 70 Audits will be conducted in accordance with BancTec controls and DFS’ reasonable control requirements as communicated by DFS. BancTec will permit DFS to participate in the planning of each SAS 70 Audit, will confer with DFS as to the scope and timing of the Audit and will accommodate DFS requirements and concerns to the extent practicable. Unless otherwise agreed by the parties, each SAS 70 Audit will be scheduled so as to facilitate annual compliance reporting by DFS and the Service Recipients under the Sarbanes-Oxley Act of 2002 and any regulations promulgated under it.

(b)	To the extent the resulting Audit report is relevant to DFS and/or the Service Recipients, BancTec will provide a copy of the Audit report to DFS and its independent Auditors for review and comment as soon as reasonably possible, and in any event within *** days after completion. BancTec will also correct any errors or problems identified in the Audit report as soon as reasonably possible.

(c)	BancTec agrees to provide DFS with a copy of audited annual financial statements for BancTec and its Affiliates, in each case within *** days after such statements are made available.

14.	REPRESENTATIONS, WARRANTIES AND COVENANTS

14.1	Work Standards

BancTec represents and covenants that the Services will be timely rendered with diligence and be executed in a professional and workmanlike manner in accordance with the practices and standards observed by the leading companies in BancTec’s industry when performing similar services.

14.2	Maintenance

BancTec covenants that it will maintain the Equipment and Software used in performance of the Services so that they operate in accordance with their specifications, including (i) maintaining Equipment in good operating condition; (ii) undertaking repairs and preventive maintenance in accordance applicable manufacturer’s recommendations; and

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(iii) performing Software maintenance in accordance with the applicable Software vendor’s documentation and recommendations.

14.3	Efficiency and Cost Effectiveness.

BancTec covenants that BancTec will use *** to perform the Services efficiently and in a cost-effective manner.

14.4	PCI DSS Compliance

BancTec represents and warrants that it is, and represents and covenants that at all times during the Term it will remain, compliant with the Payment Card Industry Data Security Standards as they apply to the Services.

14.5	Noncontravention.

Each party represents and warrants to the other that:

(a)	It has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement;

(b)	The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action on the part of such party and will not constitute a violation of any judgment, order or decree;

(c)	The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not constitute a material default under any material contract by which it or any of its material assets are bound, or an event that would, with notice or lapse of time or both, constitute such a default; and

(d)	There is no proceeding pending or, to the knowledge of the party, threatened which challenges or may have a material adverse affect on this Agreement or the transactions contemplated by this Agreement.

14.6	Non-Infringement

(a)	Subject to Section 14.6(b), BancTec represents, warrants and covenants as follows:

(i)	that BancTec Personnel will perform their responsibilities under this Agreement in a manner that does not ***;

(ii)	that BancTec has all rights and licenses necessary to convey to DFS (and its Affiliates, where applicable) the ownership of (or license rights to Use, as applicable), all Intellectual Property Rights in Deliverables, Developed Materials and other materials provided to DFS by or on behalf of BancTec; and

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(iii)	***.

(b)	BancTec will not be considered in breach of Section 14.6(a) to the extent (but only to the extent) any *** to any of the following:

(i)	DFS’ modification of an item provided by or on behalf of BancTec unless the modification was authorized or approved by BancTec; or

(ii)	DFS’ combination, operation or use of an item provided by or on behalf of BancTec with other specific items not furnished by, through or at the specification of BancTec (or its Subcontractors); provided, however, that this exception will not be deemed to apply to the combination, operation or use of an item with other commercially available products that could reasonably have been anticipated to be used in combination with the item provided by or on behalf of BancTec (e.g., the combination, operation or use of Application Software provided by BancTec with a commercially available computer and System Software not provided by BancTec).

(c)	DFS represents, warrants and covenants that subject to Section 6.2(b), DFS employees and representatives will perform their responsibilities under this Agreement in a manner that does not ***.

(d)	DFS will not be considered in breach of Section 14.6(c) to the extent (but only to the extent) any claimed infringement or misappropriation is attributable to any of the following:

(i)	BancTec’s (or any of its Subcontractor’s) modification of an item provided by or on behalf of DFS unless the modification was authorized or approved by DFS; or

(ii)	BancTec’s (or any of its Subcontractor’s) combination, operation or use of an item provided by or on behalf of DFS with other specific items not furnished by, through or at the specification of DFS (or its other suppliers); provided, however, that this exception will not be deemed to apply to the combination, operation or use of an item with other commercially available products that could reasonably have been anticipated to be used in combination with the item provided by or on behalf of DFS.

14.7	Viruses & Disabling Code

BancTec represents and covenants that BancTec Personnel will not, knowingly or ***, introduce a Virus or allow a Virus to be introduced into the systems used to provide the Services. If a Virus is found to have been introduced into the systems used to provide the Services as a result of a breach of the foregoing, without limiting DFS’ other rights and remedies, BancTec will use Commercially Reasonable Efforts, at no additional charge, to

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assist DFS in eradicating the Virus and reversing its effects and, ***. BancTec represents and covenants that in the course of providing the Services it will not knowingly insert into Software, or invoke, any code that would have the effect of disabling or otherwise shutting down all or any portion of the Services.

14.8	DISCLAIMER

OTHER THAN AS PROVIDED IN THE AGREEMENT, THERE ARE NO EXPRESS WARRANTIES AND THERE ARE NO IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

15.	CONFIDENTIALITY

15.1	“Confidential Information” Defined

(a)	“Confidential Information” of a Party means any non-public, commercially proprietary or sensitive information (or materials) belonging to, concerning or in the possession or control of the Party or its Affiliates (the “Furnishing Party”) that is furnished, disclosed or otherwise made available to the other Party (the “Receiving Party”) (or entities or persons acting on the other Party’s behalf) in connection with this Agreement and which is either marked or identified in writing as confidential, proprietary, secret or with another designation sufficient to give notice of its sensitive nature, or is of a type that a reasonable person would recognize it to be commercially sensitive. In the case of DFS, “Confidential Information” includes NPI, any information to which BancTec Personnel have access in DFS Facilities or DFS systems, all Developed Material and information pertaining to it, DFS Data, DFS Software, systems access codes and information concerning DFS’ and/or its Affiliates’ products, marketing strategies, financial affairs, employees, customers or suppliers, regardless of whether or how it is marked. In the case of BancTec, “Confidential Information” includes BancTec Software and information pertaining to it, systems access codes and information concerning BancTec’ and/or its Affiliates’ products, marketing strategies, financial affairs, employees, customers (other than DFS) or suppliers, regardless of whether or how it is marked. The terms of this Agreement shall be deemed the Confidential Information of each Party.

(b)	“Confidential Information” does not include any particular information of the Furnishing Party (other than DFS Data or personal identifying information) that the Receiving Party can demonstrate: (i) was rightfully in the possession of, or was rightfully known by, the Receiving Party without an obligation to maintain its confidentiality prior to receipt from the Furnishing Party; (ii) was or has become generally available to the public other than as a result of disclosure by the Receiving Party or its agents; (iii) after disclosure to the Receiving Party, was received from a third party who, to the Receiving Party’s knowledge, had a lawful right to disclose such information to the Receiving Party without any obligation to restrict its further use or disclosure; (iv) was independently developed by the

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Receiving Party without use of or reference to any Confidential Information of the Furnishing Party; or (v) that the Furnishing Party has disclosed to unaffiliated third parties without similar restrictions.

15.2	Obligations of Confidentiality

(a)	Each Party acknowledges that it may be furnished, receive or otherwise have access to Confidential Information of the other Party in connection with this Agreement.

(b)	As necessary to accomplish the purposes of this Agreement, the Receiving Party may disclose Confidential Information of the Furnishing Party to any employee, officer, director, contractor, Service Recipient, agent or representative of the Receiving Party who has a legitimate need to know the information in question for the purposes of this Agreement and who is bound to the Receiving Party in writing to protect the confidentiality of the information in a manner substantially equivalent to that required of the Receiving Party. The Receiving Party may also disclose Confidential Information of the Furnishing Party to the Receiving Party’s regulatory agencies and Auditors provided they are made aware of the Receiving Party’s obligations of confidentiality with respect to the Furnishing Party’s Confidential Information.

(c)	The Receiving Party may disclose the terms of this Agreement to a third party that (i) has expressed bona fide interest in consummating a significant financing, merger or acquisition transaction between such third party and such party, (ii) has a reasonable ability (financial and otherwise) to consummate such transaction, and (iii) has executed a nondisclosure agreement that (1) includes within its scope the terms of this Section 15, (2) limits distribution to those with a need to know in connection with such transaction, and (3) allows use only in connection with the transaction. The Receiving Party shall endeavor to delay the disclosure of the terms and conditions of this Agreement under the preceding sentence until the status of discussions concerning such transaction warrants such disclosure.

(d)	Subject to Sections 15.2(b), 15.2(c), and 15.4, the Receiving Party will keep the Confidential Information of the Furnishing Party confidential and secure and will protect it from unauthorized use or disclosure by using at least the same degree of care as the Receiving Party employs to avoid unauthorized use or disclosure of its own Confidential Information of a similar nature, but in no event less than reasonable care.

(e)	In the event of any actual or suspected unauthorized disclosure, loss of, or inability to account for any Confidential Information of the Furnishing Party occurs, the Receiving Party will promptly so notify the Furnishing Party and will cooperate with the Furnishing Party and take such actions as may be necessary or reasonably requested by the Furnishing Party to minimize the violation and any damage resulting from it.

(f)

The provisions of this Section 15.2(f) apply notwithstanding anything to the contrary in this Agreement, including the exclusions to confidential information described in Section 15.1(b) (“Exclusions”). BancTec represents, warrants and covenants that it is and will be a qualified Nonaffiliated Third Party as defined in

Section 509(5) of GLBA and shall adhere to the standards required for a “service provider” as this term is described in Section 502(b) of GLBA and the regulations promulgated thereunder for the purpose of the exceptions to “Opt Out” and “Initial Notice and Opt Out” requirements under GLBA. BancTec will, and will cause BancTec Personnel to, keep NPI confidential. BancTec will use, disclose, receive and maintain NPI only as necessary for the specific purpose for which the NPI was disclosed to BancTec and only in accordance with this Agreement, GLBA and any other applicable law, rule or regulation of any jurisdiction relating to disclosure or use of personal information. BancTec will, and will cause BancTec Personnel to, implement and maintain an appropriate security program for NPI to (i) ensure the security and confidentiality of NPI, (ii) protect against any threats or hazards to the security or integrity of NPI, and (iii) prevent unauthorized access to or use of NPI. BancTec will immediately notify DFS in writing (1) of any known or suspected disclosure or use of any NPI by BancTec or any BancTec Personnel in breach of this Agreement and (2) of any known or suspected disclosure of any NPI to BancTec or BancTec Personnel where the purpose of such disclosure is not known to BancTec. DFS reserves the right to review BancTec’s policies and procedures used to maintain the security and confidentiality of NPI, including auditing BancTec and BancTec Personnel concerning such policies and procedures. At DFS’ direction in its discretion at any time, and in any event upon any termination under or expiration of this Agreement, BancTec will immediately return to DFS any or all corresponding NPI and will destroy all records of such NPI. Otherwise, to the extent any applicable NPI is no longer necessary for the performance of Services, BancTec will return to DFS or destroy all records of such NPI. The provisions of this Section 15.2(f) supplement, are in addition to, and will not be construed to limit any other confidentiality obligations under this Agreement.

15.3	No Implied Rights

Each Party’s Confidential Information will remain the property of that Party. Nothing contained in this Section 15 will be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or by implication, any rights or license to the Confidential Information of the other Party. Any such obligation or grant will only be as provided by other provisions of this Agreement.

15.4	Compelled Disclosure

(a)	If the Receiving Party becomes legally compelled to disclose any Confidential Information of the Furnishing Party in a manner not otherwise permitted by this Agreement, the Receiving Party will provide the Furnishing Party with prompt notice of the request (unless legally precluded from doing so) so that the Furnishing Party may seek a protective order or other appropriate remedy. If a protective order or similar order is not obtained by the date by which the Receiving Party must comply with the request, the Receiving Party may furnish that portion of the Confidential Information that it determines it is legally required to furnish.

(b)	Notwithstanding the foregoing, upon any use or disclosure of NPI in violation of the terms of this Agreement, applicable Law may require that BancTec divulge the incident to those individuals whose NPI was compromised. BancTec shall provide any such notice to DFS for review and comment prior to distributing the notice to the affected individuals.

15.5	Public Disclosures

All media releases, public announcements and public disclosures by either Party relating to this Agreement or the subject matter of this Agreement, including promotional or marketing material, but not including announcements intended solely for internal distribution or disclosures to the extent required to meet legal or regulatory requirements beyond the reasonable control of the disclosing Party, will be coordinated with and approved by the other Party prior to release.

15.6	Return or Destruction

As requested by the Furnishing Party during the Term, the Receiving Party will return or provide the Furnishing Party a copy of any designated Confidential Information of the Furnishing Party. When Confidential Information of the Furnishing Party is no longer required for the Receiving Party’s performance under the Agreement, or in any event upon expiration or termination of the Agreement, the Receiving Party will return all materials in any medium that contain, refer to, or relate to Confidential Information of the Furnishing Party or, at the Furnishing Party’s election, destroy them. At the Furnishing Party’s request, the Receiving Party will certify in writing that it has returned or destroyed all copies of the Furnishing Party’s Confidential Information in the possession or control of the Receiving Party’s or any of its Affiliates or contractors.

15.7	Duration of Confidentiality Obligations

The Receiving Party’s obligations under this Section 15 apply to Confidential Information of the Furnishing Party disclosed to the Receiving Party before or after the Effective Date and will continue during the Term and survive the expiration or termination of this Agreement as follows:

(a)	The Receiving Party’s obligations under Section Section 15.6 will continue in effect until fully performed;

(b)	As to any portion of the Furnishing Party’s Confidential Information that constitutes a trade secret under applicable law, the obligations will continue for as long as the information continues to constitute a trade secret;

(c)	As to any portion of the Furnishing Party’s Confidential Information that constitutes DFS Data or personal identifying information, the obligation will continue in perpetuity; and

(d)	As to all other Confidential Information of the Furnishing Party, the obligations will survive for *** after the Receiving Party’s fulfillment of its obligations under Section 15.5 with respect to the Confidential Information in question.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

16.	INSURANCE

BancTec represents that it has, as of the Effective Date, and agrees to maintain in force throughout the Term (and, with respect to insurance carried on a claims made basis, until the expiration of the appropriate statute of limitation) at least the types and amounts of insurance coverage specified in Schedule F (BancTec Insurance). BancTec shall otherwise comply with the terms of Schedule F (BancTec Insurance).

17.	INDEMNIFICATION

17.1	Indemnification By BancTec

BancTec will indemnify, defend and hold harmless DFS, its Affiliates and their respective officers, directors, employees, agents and representatives (collectively, “DFS Indemnitees”), from any and all Losses arising from, in connection with, or based on allegation of any of the following:

(a)	Any Claim relating to BancTec’s alleged failure to observe or perform any duties or obligations to be observed or performed by BancTec on or after the Effective Date under (i) any contracts governing DFS Resources, or (ii) Section 3 of Schedule E (DFS Resources);

(b)	Any Claim by, on behalf of or relating to a Subcontractor or BancTec Personnel to the extent it relates to BancTec or a relationship between any such entity and BancTec or any BancTec Subcontractor. In the case of a Claim by employees of BancTec (or any of its Subcontractors), BancTec’s indemnification of DFS Indemnitees will be to the same extent as if the Claim was made by a person who is not an employee of BancTec (or its Subcontractor);

(c)	Any Claim that, if true, would constitute a breach of BancTec’s obligations under Section 9 or Section 15;

(d)	Any Claim that, if true, would arise from or be attributable to a breach of BancTec’s obligations under Section 3.7 or Section 14.6;

(e)	Any Losses that would have been indemnified by the insurance coverage BancTec is required to have under Section 16 but for BancTec’s breach of its obligations under Section 16 to provide and maintain such coverage; and

(f)	Any Losses arising from the death or bodily injury, or the *** (including employees of DFS and BancTec and their respective subcontractors) caused by the conduct of BancTec or BancTec Personnel.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

17.2	Indemnification By DFS

DFS will indemnify, defend and hold harmless BancTec, its affiliates and their respective officers, directors, employees, agents and representatives (collectively, “BancTec Indemnitees”, from any and all Losses arising from, in connection with, or based on allegation of any of the following:

(a)	Any Claim that, if true, would constitute a breach of DFS’ obligations under Section 15;

(b)	Any Claim that, if true, would arise from or be attributable to a breach of DFS’ obligations under Section 3.7 or Section 14.6; and

(c)	Any Losses arising from the death or bodily injury, or the *** (including employees of DFS and BancTec and their respective subcontractors) caused by the conduct of DFS.

17.3	Infringement Claims

(a)	If any item used by BancTec to provide the Services other than a DFS Resource becomes, or in BancTec’s reasonable opinion is likely to become, the subject of an infringement or misappropriation Claim, BancTec will, in addition to indemnifying DFS Indemnitees as provided in this Section 17 and to the other rights DFS may have under this Agreement, (i) promptly at BancTec’s expense secure the right to continue using the item, or (ii) if this cannot be accomplished with Commercially Reasonable Efforts, then at BancTec’s expense, replace or modify the item to make it non-infringing or without misappropriation; provided, however, that any such replacement or modification may not degrade the performance or quality of the affected components of the Services or disrupt DFS’ business operations, or (iii) if neither of the foregoing can be accomplished by BancTec with ***, and only in such event, then upon at least *** days’ prior written notice to DFS, BancTec may remove the item from the Services, in which case BancTec’s charges will be equitably adjusted to reflect such removal. If removal of the item from Services causes the loss or degradation of the Services or any portion of the Services that is material to DFS, such loss or degradation will constitute a material breach of this Agreement by BancTec in respect of which DFS may exercise its termination and other rights and remedies.

(b)	If any DFS Resource becomes, or in DFS’ reasonable opinion is likely to become, the subject of an infringement or misappropriation Claim, DFS will, in addition to indemnifying BancTec Indemnitees as provided in this Section 17 and to the other rights BancTec may have under this Agreement, (i) promptly at DFS’ expense secure the right to continue using the item, or (ii) if this cannot be accomplished with ***, then at DFS’ expense, replace or modify the item to make it non-infringing or without misappropriation; provided, however, that any such replacement or modification may not degrade the performance or quality of the affected components of the Services or disrupt DFS’ business operations, or (iii) if neither of the foregoing can be accomplished by DFS with Commercially Reasonable Efforts, and only in such event, then upon at least *** days’ prior written notice to DFS, BancTec may remove the item from the Services, in which case BancTec’s charges will be equitably adjusted to reflect such removal.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

17.4	Indemnification Procedures

Each party agrees to give the other party prompt written notice of any Claim for which indemnification is sought under this Section 17. Failure to give such notice shall not abrogate or diminish the indemnifying party’s obligation under this Section if the indemnifying party has or receives knowledge of the existence of such Claim by any other means or if such failure does not materially prejudice the indemnifying party’s ability to defend the same. In any Claim for which indemnification is sought, the indemnifying party shall have the right to select legal counsel to represent it (said counsel to be reasonably satisfactory to the indemnified party) and to otherwise control the defense of such Claim. If the indemnifying party elects to control the defense of such Claim, the indemnified party shall at all times have the right to fully participate in the defense at its own expense. If the indemnifying party, within a reasonable time after receipt of such notice, should fail to defend the indemnified party, the indemnified party shall have the right, but not the obligation, to undertake the defense of and to compromise or settle the Claim on behalf, for the account, and at the risk of the indemnified party. If the Claim is one that cannot by its nature be defended solely by the indemnifying party, then the indemnified party shall make available information and assistance as the indemnifying party may reasonably request, at the indemnifying party’s expense. The indemnifying party may neither (i) consent to the entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting any indemnitee without the prior written consent of the indemnified party, nor (ii) consent to the entry of any judgment or enter into any settlement without the prior written consent of the indemnified party unless such judgment or settlement provides for the unconditional and full release of the indemnitees in respect of such Claim and does not diminish any of the indemnified party’ rights under this Agreement or result in additional fees or charges to the indemnified party.

18.	LIABILITY

18.1	Limitation of Liability and Exclusions

(a)	Except as provided in Section 18.1(c) below, each Party’s total liability to the other Party arising out of, resulting from, or in connection with this Agreement, whether in contract or in tort (including for breach of warranty, negligence and strict liability in tort), will be limited to an amount equal to the *** paid or payable to BancTec pursuant to this Agreement for proper performance of the Services for the *** prior to the month in which the most recent event giving rise to liability occurred. If the most recent event giving rise to liability occurs during the first *** after the Effective Date, liability will be limited to an amount equal to *** the result obtained by dividing the total charges paid or payable under this Agreement from the Effective Date through the date on which such event occurred by the number of months from the Effective Date through such date (based on a *** month). *** will not be ***.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	Except as provided in Section 18.1(c) below, neither Party be liable to the other for any lost profits, loss of business or revenue, or other consequential, special, incidental, or indirect damages, even if it has been advised of the possibility of such damages.

(c)	The limitations and exclusions of liability set forth in Sections 18.1(a) and 18.1(b) will not apply with respect to any of the following: ***.

18.2	Force Majeure

(a)	“Force Majeure Event” means the occurrence of an event beyond the reasonable control of a Party that delays or prevents the Party, directly or indirectly, from performing its obligations under this Agreement provided that (i) the non-performing Party is without fault in causing or failing to prevent such occurrence, and (ii) such occurrence could not have been avoided by reasonable precautions and cannot be circumvented through the use of commercially reasonably alternative sources, workaround plans or other means.

(b)	The affected Party will promptly notify the other Party of the circumstances hindering its performance and of its plans and efforts to implement a work-around, in which case the affected Party will be excused from further performance or observance of the obligations so affected for as long as the Force Majeure Event continues. The affected Party will continue to use Commercially Reasonable Efforts to perform whenever and to whatever extent is possible and otherwise comply with any disaster recovery and business continuity obligations set forth in this Agreement. The affected Party will also notify the other Party promptly when the Force Majeure Event has abated. BancTec will not have the right to any additional payments from DFS for costs or expenses incurred by BancTec as a result of any Force Majeure Event.

(c)	If a Force Majeure Event prevents performance of Services necessary for Functions reasonably identified by DFS as critical to its business operations for more than four consecutive days, then at DFS’ option: (i) DFS ***; (ii) DFS may remove the affected Services from the scope of this Agreement by issuance of a Change Order to that effect, in which case BancTec’s charges under this Agreement will be equitably adjusted as necessary to reflect the removed Services; and/or (iii) until such time as BancTec has fully restored performance of the affected Services, ***.

19.	DISPUTE RESOLUTION

Any material dispute between the Parties arising out of or relating to this Agreement, including with respect to the interpretation of any provision of this Agreement or with respect to performance or non-performance under this Agreement, will be resolved as provided in this Section 19.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

19.1	Informal Dispute Resolution

(a)	Subject to Section 19.1(b), the Parties initially will attempt to resolve any dispute arising out of or relating to the Agreement informally in accordance with the following:

(i)	Within *** days after a Party receives notice of a dispute from the other Party (“Dispute Date”), it will designate a senior representative (i.e., a person whose rank within the company is superior to that Party’s project or account executive for the Parties’ relationship who does not devote substantially all of his time to performance under the Agreement, who will offer to meet with the designated senior representative of the other Party for the purpose of attempting to resolve the dispute amicably.

(ii)	The appointed representatives will meet promptly to discuss the dispute and attempt to resolve it without the necessity of any formal proceeding. They will meet as often as the Parties deem necessary in order that each Party may be fully advised of the other’s position. During the course of discussion, all reasonable requests made by one Party to the other for non-privileged information reasonably related to the matters in dispute will be honored promptly.

(iii)	The specific format for the discussions will be left to the discretion of the appointed representatives.

(b)	Formal dispute resolution may be commenced by a Party upon the first to occur of any of the following:

(i)	the appointed representatives conclude in good faith that amicable resolution of the dispute through continued negotiation does not appear likely;

(ii)	*** days have passed from the Dispute Date (this periods will be deemed to run notwithstanding any claim that the process described in this Section 19.1 was not followed or completed); or

(iii)	commencement of formal dispute resolution is deemed appropriate by a Party to avoid the expiration of an applicable limitations period or to preserve a superior position with respect to other creditors, or a Party makes a good faith determination, including as provided in Section 19.5), that a breach of the Agreement by the other Party is such that a temporary restraining order or other injunctive or conservatory relief is necessary.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

19.2	Governing Law

This Agreement will be interpreted and construed in accordance with the substantive laws of the State of *** without regard to any provisions of its choice of law rules that would result in a different outcome.

19.3	Jurisdiction and Venue

For any litigation arising out of or relating to the Agreement or the transactions and relationships contemplated by the Agreement, regardless of the form of action or the Party that initiates it, the ***. The Parties further consent to the jurisdiction of any state or federal court with subject matter jurisdiction located within a district that encompasses assets of a Party against whom a judgment (or award) has been rendered for the enforcement of the judgment (or award) against the assets of such Party.

19.4	No Jury Trial

THE PARTIES UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL FOR ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR RELATING TO, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, OR ANY DEALINGS BETWEEN THEM ARISING OUT OF OR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS.

19.5	Equitable Remedies

Each Party acknowledges that a breach of any of its obligations under the Sections of the Agreement listed below, or its infringement or misappropriation of any intellectual property rights of the other Party, may irreparably harm the other Party in a way that could not be adequately compensated by money damages. In such a circumstance, the aggrieved Party may proceed directly to court notwithstanding the other provisions of this Section 19. If a court of competent jurisdiction should find that a Party has breached (or attempted or threatened to breach) any such obligations, such Party agrees that without any additional findings of irreparable injury or other conditions to injunctive relief, it will not oppose the entry of an appropriate order compelling its performance of such obligations and restraining it from any further breaches (or attempted or threatened breaches) of such obligations. The following Sections are subject to this paragraph: Sections 9, 10, 11.5, 15 and 17.

19.6	Continued Performance

Each Party agrees to continue performing its obligations under this Agreement while a dispute is being resolved unless and until such obligations are terminated by the termination or expiration of this Agreement. ***

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

20.	MISCELLANEOUS

20.1	Waiver

No failure or delay by a Party in exercising any right, power or remedy will operate as a waiver of that right, power or remedy, and no waiver will be effective unless it is in writing and signed by an authorized representative of the waiving Party. If a Party waives any right, power or remedy, the waiver will not waive any successive or other right, power or remedy that Party may have.

20.2	Remedies Cumulative

All remedies provided in this Agreement are cumulative and in addition to and not in lieu of any other remedies available to a Party under this Agreement, at law, or in equity.

20.3	Assignment

Neither party may assign, transfer or otherwise convey or delegate any of its rights or duties under this Agreement to any other party (including by change of control (such as one described in Section 11.3(d)), operation of law or otherwise) without the prior written consent of the other party, and any attempt to do so will be void; provided, however, that a party may assign its rights and obligations under this Agreement without the approval of the other party to an entity which acquires Control of the first party (or in the case of DFS to an Affiliate of DFS), or to a successor in a merger or acquisition of such first party. In no event shall such assignment relieve the assigning party of its obligations under this Agreement. This Agreement shall be binding upon the respective successors and permitted assigns of the Parties.

20.4	Notices

(a)	All formal notices, requests, demands, approvals and communications under this Agreement (other than routine operational communications) (collectively, “Notices”) will be in writing and may be served either (i) in person or (ii) by registered or certified mail, overnight express courier or air freight services that provide proof of delivery, with postage or shipping fees prepaid, and addressed to the Party to be served as follows:

In the case of DFS:	With a copies to:

DFS Services LLC	DFS Services LLC
2500 Lake Cook Road	2500 Lake Cook Road
Riverwoods, IL 60015	Riverwoods, IL 60015

Attn: Processing Services Administration VP	Attn: General Counsel - Contracts
Fax: (224) 405-2683	Fax: (224) 405-4584
Pillsbury Winthrop Shaw Pittman LLP
2300 N St. NW
Washington DC 20037

Attn: Global Sourcing Practice Chair
Fax: (202) 663-8007

In the case of BancTec:	With a copy to:

BancTec, Inc.	BancTec, Inc.
2701 East Grauwyler Road, Bldg 3	2701 East Grauwyler Road, Bldg 3
Irving, TX 75061	Irving, TX 75061

Attn: General Counsel	Attn: VP BPO Services
Fax: (972) 821-4448	Fax: (972) 821-4823
***

(b)	Notices given as described above will be considered received on the day of actual delivery.

(c)	A Party may from time to time change its address or designee for notification purposes by giving the other Party prior written notice of the new address or designee in the manner provided above and the date on which it will become effective.

20.5	Interpretation

(a)	Unless otherwise indicated, section references are to sections of the document in which the reference is contained. References to numbered (or lettered) sections will be deemed to also refer to and include all subsections of the referenced section. The section headings in this Agreement are intended to be for reference purposes only and shall in no way be construed to modify or restrict any of the terms or provisions of this Agreement. This Agreement will be deemed to have been written by both Parties.

(b)	Unless the context requires otherwise, (i) “including” (and any of its derivative forms) means including but not limited to, (ii) “may” means has the right, but not the obligation to do something and “may not” means does not have the right to do something, (iii) “will” and “shall” are expressions of command, not merely expressions of future intent or expectation, (iv) “written” or “in writing” is used for emphasis in certain circumstances, but that will not derogate from the general application of the notice requirements set forth in Section 0 in those and other circumstances, (v) use of the singular imports the plural and vice versa, and (vi) use of a specific gender imports the other gender(s).

20.6	Order of Precedence

In the event of a conflict between the documents comprising this Agreement as of the Effective Date and the documents comprising a Change Order executed subsequent to the Effective Date, the terms of the Change Order will prevail; provided, however, that a Change Order may amend or override the terms and conditions set forth in these GENERAL TERMS AND CONDITIONS only if (and to the extent that) the Change Order specifically identifies the provision(s) of the Agreement the Change Order is intended to amend or override and the executed version of the Change has been approved by legal counsel for both Parties, as evidenced in writing on the executed version of the Change Order.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

20.7	Severability

If any provision of this Agreement is held invalid by a court with jurisdiction over the Parties to this Agreement, such provision will be severed from the Agreement, and the remainder of this Agreement will remain in full force and effect.

20.8	Counterparts

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will together constitute one and the same agreement. This Agreement may be executed and delivered via facsimile; a facsimile of an executed signature page shall be deemed an original.

20.9	Third Party Beneficiaries

This Agreement is entered into solely between DFS and BancTec and, except for the Parties’ indemnification obligations under Section 17, will not be deemed to create any rights in any third parties or to create any obligations of either DFS or BancTec to any third parties.

20.10	Contract Amendments and Modifications

Any terms and conditions varying from this Agreement on any order or written notification from either Party will not be effective or binding on the other Party. This Agreement may be amended or modified solely in a writing signed by an authorized representative of each Party

20.11	Survival

Any provision of this Agreement that contemplates or governs performance or observance subsequent to termination or expiration of this Agreement will survive the expiration or termination of this Agreement for any reason.

20.12	Entire Agreement

This Agreement – consisting of the signature page, these GENERAL TERMS AND CONDITIONS, the attached GLOSSARY, INDEX OF DEFINED TERMS, and Schedules A through J – constitutes the entire agreement between the Parties with respect to its subject matter and merges, integrates and supersedes all prior and contemporaneous agreements and understandings between the Parties, whether written or oral, concerning its subject matter.

GLOSSARY

The following capitalized terms, when used in this Agreement, will have the meanings given below unless the context requires otherwise.

Defined Term	Meaning

“Affiliate”	With respect to a person or entity, any other person or entity Controlling, Controlled by, or under common Control with, such person or entity.

“Application Software”	Software that performs specific End User-related computing, data processing, data management, and/or telecommunications tasks.

“Change”	Any material addition to, modification or removal of any aspect of the Services or the Service Delivery Environment.

“Change Control Process”	A written procedure for considering, analyzing, approving and carrying out Changes designed to ensure that only desirable Changes are made and that Changes made by or on behalf of BancTec are carried out in a controlled manner with minimal disruption to the Services and DFS’ (and its Affiliates’) business operations.

“Change Order”	A document executed by the Parties pursuant to the Change Control Process evidencing the Parties’ mutual agreement to a Change.

“Change Request”	A written request for a change submitted by one Party to the other.

“Claim“	Any demand, or any civil, criminal, administrative, or investigative claim, action, or proceeding (including arbitration) asserted, commenced or threatened against an entity or person.

“Commercially Reasonable Efforts”	Taking all such steps and performing in such a manner as a well managed company would undertake where it was acting in a determined, prudent and reasonable manner to achieve a particular desired result for its own benefit.

“Contract Year”	Each *** year period during the Term, starting on the Effective Date.

“Control”	Possessing, directly or indirectly, the power to direct or cause the direction of the management policies or operations of an entity or person, whether through ownership of voting securities, by contract or other objective criteria.

“Country Locations”	Countries in which DFS and its Affiliates receive the Services.

“CSD”	For a Service Category, the customer specifications document for such Service Category set forth in Schedule A (Services), as may be modified by DFS pursuant to Schedule D (Governance).

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Defined Term	Meaning

“CTC”	Collection telephone check.

“DFS Competitor”	Any person or entity that primarily provides products or services similar to those provided by DFS or any of its Affiliates.

“DFS Data”	All data regarding DFS and/or its Affiliates, customers and other suppliers that is either: (i) furnished, disclosed or otherwise made available to BancTec Personnel, directly or indirectly, by or on behalf of DFS pursuant to this Agreement; or (ii) collected or created by BancTec Personnel on behalf of DFS (or its Affiliates) in the course of performing the Services.

“DFS Facilities”	Facilities owned or leased by DFS to be made available to BancTec for use in providing the Services.

“Disengagement Assistance”	The assistance, cooperation, provision of information and other Functions necessary to facilitate the orderly migration and smooth transition of Services from BancTec’s operating environment(s) to the replacement operating environment(s) of DFS or its designee, as directed by DFS.

“Effective Date”	The date on which this Agreement first takes effect, which is set forth on the signature page.

“End Users”	Direct users of the Services provided under this Agreement.

“Equipment”	All machines and other hardware used in the provision of the Services, including all associated attachments, features, accessories and peripheral devices.

“Financial Responsibility”	Having responsibility for furnishing or paying for resources or certain services related to resources).

“Functions”	Has the meaning given in Section 2.2(a).

“GLBA”	The Gramm-Leach-Bliley Act of 1999 or any successor federal statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time.

“ICL”	Image cash letter.

“Inclearing Services”	Has the meaning given in Section 2.3(b) of the Agreement.

“Intellectual Property Rights”	All intellectual and industrial property rights recognized in any jurisdiction, including copyrights, mask work rights, moral rights, trade secrets, patent rights, rights in inventions, trademarks, trade names, and service marks (including applications for, and registrations, extensions, renewals, and re-issuances of, the foregoing).

Defined Term	Meaning

“Law”	Any statute, regulation, ordinance, rule, order, decree or governmental requirement enacted, promulgated or imposed by any governmental authority at any level (e.g., municipal, county, province, state or national), or by a non-government entity having regulatory authority over the applicable Party.

“Losses”	All damages and other compensation awarded against a Party or agreed to in a settlement approved by the Parties in connection with a Claim, all fines and penalties lawfully imposed on a Party in connection with a Claim, and all related costs and expenses suffered or incurred as a result of or in connection with such Claim, including reasonable attorneys’ fees and disbursements, costs of investigation, litigation, settlement, and judgment, and any taxes, interest and penalties with respect to any of the foregoing.

“NPI”	“Nonpublic Personal Information” as defined in Title V of the GLBA, as it relates to DFS or any of its Affiliates’ “Consumers” (as defined under GLBA).

“Out-of-Pocket Expenses”	Reasonable, demonstrable and actual out-of-pocket expenses incurred by BancTec for Equipment, materials, supplies or services provided to or for DFS (or its Affiliates) that are specified in this Agreement as reimbursable. Out-of-Pocket Expenses are to be determined net of all rebates, discounts and allowances received by BancTec, and shall not include BancTec’s actual or allocated overhead costs, administrative expenses or other mark-ups.

“Party”	References to a “Party” mean DFS, on the one hand, and BancTec, on the other hand. References to the “Parties” means DFS and BancTec.

“Payment Milestone”	An event designated as such in the Transition Plan or a Project Order, DFS’ acceptance of which entitles BancTec to invoice DFS for the associated payment amount.

“Project”	A discrete group of related Functions or activities that (a) is discretionary for DFS, (b) is not an inherent, necessary or customary part of the Recurring Services or is not required for proper performance or provision of the Recurring Services in accordance with the Agreement, (c) is non-recurring in nature, and (d) spans multiple days, weeks, or months and builds cumulatively toward the achievement of defined target outcomes or objectives. A Project typically has multiple phases or life-cycle stages and involves written project plans with defined interim milestones and Deliverables to measure progress toward the achievement of its target outcomes or objectives.

“Project Services”	Has the meaning given in Schedule C (Compensation).

“Recurring Services”	Has the meaning given in Schedule C (Compensation).

“Remittance Processing Services”	Has the meaning given in Section 2.3(a) of the Agreement.

Defined Term	Meaning

“Required Consents”	Any consents as may be required for (a) the conveyance, transfer or assignment to a Party, or the grant to a Party of rights of access and use, of resources provided or licensed by the other Party; and (b) with respect to any resource either (i) conveyed, transferred or assigned to BancTec pursuant to this Agreement, or (ii) provided or utilized after the Effective Date, such consents as may be required for the disclosure of the corresponding contract terms to DFS or its designee, and the assignment of such contract to DFS or its designee (or, in the case of leased Equipment, the purchase of such Equipment from the lessor in lieu of assignment of the lease), each as part of Disengagement Assistance.

“Service Category”	A grouping of Services designated as such in this Agreement.

“Service Delivery Environment”	Collectively, the Equipment, Software, communications networks and connectivity, facilities, and other infrastructure components owned, controlled, or operated by BancTec (or its Subcontractors) and used by Service Provider Personnel in rendering the Services.

“Service Levels”	The quantitative standards of performance BancTec is required to meet or exceed in providing the Services, as set forth in Schedule B (Service Levels).

“Software”	Program code (in both object code and source code forms) and all supporting documentation, media, on-line help facilities and tutorials, including updates, enhancements, modifications, releases and Derivative Works of any of them.

“Term”	The period designated as such on the signature page to this Agreement.

“Transition”	The process (and associated time period, starting on the Effective Date) of migrating performance of the in-scope Functions from DFS’ as-is operating environment to BancTec’s Service Delivery Environment, making the initial planned improvements to the infrastructure used to perform and deliver the Services, and effectuating any required knowledge transfer from DFS personnel to BancTec Personnel.

“Transition Milestone”	An event designated as such in the Transition Plan. The Transition Milestones shall include those Payment Milestones designated as such in the Transition Plan

“Transition Plan”	A plan describing the Projects and associated activities that have been identified by BancTec as necessary to accomplish the Transition successfully, which is set forth in Schedule I (Transition).

“Use”	The right to use, execute, operate, copy, perform, distribute copies of, maintain, modify, enhance, and create derivative works of Software or other copyrighted or copyrightable works.

“Virus”	Software code that is : (i) program code or programming instruction(s) or set(s) of instructions intentionally designed to disrupt, disable, harm, interfere with or otherwise adversely affect computer programs, data files or operations; or (ii) other code typically described as a virus, Trojan horse, worm, back door or other type of harmful code.